EXHIBIT 32.02
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of PDF Solutions, Inc., or the Company, on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on November 10, 2008, or the Report, I, Keith A. Jones, Chief Financial Officer and Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ KEITH A. JONES
Keith A. Jones
Chief Financial Officer and Vice President of Finance (Principal Financial Officer)

Date: November 10, 2008